Puro Lighting, LLC and Affiliate

Combined Financial Statements

Years Ended December 31, 2021 and 2020

Table of Contents

INDEPENDENT AUDITORS’ REPORT	1
COMBINED FINANCIAL STATEMENTS
Combined Balance Sheets	2
Combined Statements of Operations	3
Combined Statements of Members’ Equity	4
Combined Statements of Cash Flows	5
Notes to Combined Financial Statements	6

Independent Auditors’ Report

To the Members of

Puro Lighting, LLC and Affiliate

Opinion

We have audited the accompanying combined financial statements of Puro Lighting, LLC and affiliate, which comprise the combined balance sheets as of December 31, 2021 and 2020 and the related combined statements of operations, changes in members’ deficiency, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Puro Lighting, LLC and Affiliate as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Puro Lighting, LLC and Affiliate and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Puro Lighting, LLC and Affiliate’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Puro Lighting, LLC and Affiliate’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Puro Lighting, LLC and Affiliate’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Mazars USA LLP

New York, New York

February 2, 2023

1

Puro Lighting, LLC and Affiliate Combined Balance Sheets

	December 31, 2021	December 31, 2020	(Unaudited) September 30, 2022
Assets
Current Assets
Cash and equivalents	$310,030	$5,081,117	$177,122
Accounts Receivable, net	1,830,768	3,623,701	2,400,705
Inventory, net	5,442,990	2,224,355	4,816,151
Prepaid Expenses and other current assets	984,382	423,976	803,173
Total Current Assets	8,568,169	11,353,149	8,197,152
Property & Equipment, net	183,886	164,604	152,375
Right of use assets, net	—	—	258,274
Other	197,231	186,310	195,076
Total Assets	$8,949,287	$11,704,062	$8,802,877
Liabilities and Members' Deficit
Current Liabilities
Accounts Payable	$2,996,331	$2,538,965	$2,894,660
Accrued and other Liabilities	1,745,158	1,861,418	1,408,372
PPP Loan	—	497,655	—
Short term loans - related party	83,782	158,164	1,061,493
Deferred Revenue	1,426,151	405,789	1,821,544
Current Portion of Right of Use Liabilities	—	—	207,351
Current Portion of Notes Payable	2,285,445	2,613,016	5,013,633
Total Current Liabilities	8,536,866	8,075,006	12,407,052
Long term portion of Notes Payable	4,543,073	4,038,051	1,987,336
Long-Term Portion of Right of Use Liabilities	—	—	50,934
Total Long-Term Liabilities	4,543,073	4,038,051	2,038,270
Total Liabilities	13,079,939	12,113,057	14,445,322
Members' (Deficit)	(4,130,653)	(408,995)	(5,642,445)
Total Liabilities and Members' (Deficit)	$8,949,287	$11,704,062	$8,802,877

The accompanying notes are an integral part of these combined financial statements.

2

Puro Lighting, LLC and Affiliate
Combined Statements of Operations

	Years Ended December 31,		Nine Months Ended September 30,
	2021	2020	2022	2021
			(unaudited)	(unaudited)
Revenue	$16,490,083	$23,929,270	$14,151,442	$12,539,718
Cost of Sales	(13,080,457)	(16,445,175)	(10,297,596)	(9,596,659)
Gross Profit	3,409,626	7,484,096	3,853,846	2,943,059
Operating Expenses	6,725,671	5,931,426	5,131,345	5,049,503
Impairment of assets	—	2,000,000	—	—
Income (Loss) from Operations	(3,316,045)	(447,331)	(1,277,500)	(2,106,444)
Other Expense (Income) Interest Expense	196,966	144,505	228,041	156,638
Interest Income	(667)	(620)	(1)	(667)
PPP Loan Forgiveness	(1,128,332)	—	—	(497,655)
Other Expenses	—	—	27,461	—
Total Other Expense	(932,033)	143,885	255,501	(341,684)
Net Loss	$(2,384,012)	$(591,216)	$(1,533,001)	$(1,764,760)

The accompanying notes are an integral part of these combined financial statements.

3

Puro Lighting, LLC and Affiliate
Combined Statements of Members’ Equity

	Puro Lighting, LLC				LED Supply
	Voting Common		Non-Voting Common		Common Units
	Units	Amount	Units	Amount	Units	Amount	Accumulated (Deficit)	Total Members’ (Deficit)
Balance, January 1, 2020	—	$—	—	$—	100	$127,000	$(1,004,077)	$(877,077)
Member Contributions	8,400,000	—	1,650,300	1,600,000	—	—	1,600,000	1,600,000
Member Distributions	—	—	—	—	—	—	(540,701)	(540,701)
Net loss	—	—	—	—	—	—	(591,216)	(591,213)
Balance, December 31, 2020	8,400,000	$—	1,650,300	$1,600,000	100	$127,000	$(535,995)	$(408,995)
Unit Based Compensation	—	—	—	—	—	—	20,365	20,365
Member Distributions	—	—	—	—	—	—	(1,358,011)	(1,358,011)
Net loss	—	—	—	—	—	—	(2,384,012)	(2,384,012)
Balance, December 31, 2021	8,400,000	$—	1,650,300	$1,600,000	100	$127,000	$(4,257,653)	$(4,130,653)
Unit Based Compensation	—	—	—	—	—	—	18,936	18,936
Member Contributions	—	—	—	—	—	—	200,000	200,000
Member Distributions	—	—	—	—	—	—	(197,838)	(197,838)
Net loss	—	—	—	—	—	—	(1,533,001)	(1,533,001)
Balance, September 30, 2022 (unaudited)	8,400,000	$—	1,650,300	$1,650,000	100	$127,000	$(5,769,556)	$(5,642,556)

The accompanying notes are an integral part of these combined financial statements.

4

Puro Lighting, LLC and Affiliate

Combined Statements of Cash Flows

	Years Ended December 31,		Nine Months Ended September 30,
	2021	2020	2022	2021
			(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net (loss)	$(2,384,012)	$(591,216)	$(1,637,111)	$(1,766,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad Debt expense 199,857		370,004	63,752	175,816
Amortization of operating lease right to use asset	—	—	10	—
Depreciation expense	38,364	31,652	32,548	26,934
Equity incentive plan expense	20,365	—	18,936	15,274
Forgiveness of PPP Loans	(1,128,332)	—	—	(497,655)
Impairment of long-lived asset	—	2,000,000	—	—
Changes in operating assets and liabilities
Accounts receivable	1,593,076	(1,870,255)	(633,689)	1,529,182
Inventory	(3,218,635)	(387,622)	626,839	(2,871,589)
Prepaid expenses and other current assets	(571,327)	(253,146)	183,363	(212,399)
Accounts payable	457,366	552,330	(101,671)	(544,581)
Accrued expenses	(116,260)	1,495,602	(336,786)	(435,500)
Deferred Revenue	1,020,362	(868,573)	395,393	690,334
Net Cash provided by (used in) operating activities	(4,089,175)	478,776	(1,388,416)	(3,890,544)
Cash flow from investing activities
Purchase of property and equipment	(57,647)	(101,045)	(1,037)	(10,245)
Net cash used in investing activities	(57,647)	(101,045)	(1,037)	(10,245)
Cash flows from financing activities
Proceeds from issuance of notes payable	1,041,401	3,532,116	1,500,000	1,000,000
Repayment of notes payable	(863,950)	(793,276)	(327,549)	(852,365)
Proceeds from PPP Loan	630,677	497,655	—	630,677
Contributions from members	—	1,600,000	200,000	—
Proceeds from issuance of short-term loans - related parties	22,000	—	400,000	22,000
Repayment of short-term loans - related parties	(96,382)	(241,836)	(422,289)	(96,382)
Distributions to members	(1,358,011)	(290,651)	(93,617)	(1,206,529)
Net cash provided by (used in) financing activities	(624,265)	4,304,008	1,256,545	(502,599)
Net increase (decrease) in cash and cash equivalents	(4,771,087)	4,681,740	(132,908)	(4,403,388)
Cash and cash equivalents at beginning of year	5,081,117	399,377	310,030	5,081,117
Cash and cash equivalents at end of year	$310,030	$5,081,117	$177,122	$677,729
Supplemental Cash Flow Information:
Cash paid for interest	$62,466	$96,957	$99,697	$61,138
Cash paid for interest to related parties	12,000	21,298	—	6,750
Supplemental disclosure of noncash investing and financing activities:
Receipt and distribution of Violet Defense, LLC membership units	$—	$250,000	$—	$—
License agreement payable assumed for license	$—	$2,000,000	$—	$—
License agreement payable assumed for license Adoption of ASC 842
Operating Lease Asset & Liability	$—	$—	$419,615	$—

The accompanying notes are an integral part of these combined financial statements.

5

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

NOTE 1 – NATURE OF BUSINESS AND REPORTING ENTITY

Organization and Nature of Business

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

Puro Lighting, LLC (“Puro”) was formed as a limited liability company under the laws of the State of Colorado on March 23, 2020. Under the terms of the operating agreement dated May 21, 2020, the Company shall have perpetual existence; provided, that the Company shall be dissolved upon the occurrence of either the determination of the Board or certain members or the consummation of a transaction, as defined. Pursuant to the operating agreement, members are not required to make capital contributions or to lend cash or property to the Company but are not prohibited from doing so.

Puro distributes product with GUV technologies, a UV disinfection solution that kills 99.9% of bacteria.

LED Supply Co, LLC (“LED”) was formed as a limited liability company under the laws of the State of Colorado on December 14, 2009. Under the terms of the operating agreement dated December 12th, 2009, LED shall have perpetual existence; provided, that LED shall be dissolved upon the occurrence of either the determination of the Board or certain members or the consummation of a transaction, as defined. Pursuant to the operating agreement, members are not required to make capital contributions or to lend cash or property to LED but are not prohibited from doing so.

LED distributes LED lighting products from most major LED lighting manufacturers in the industry.

Basis of Presentation

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of combination

The accompanying combined financial statements include the accounts of Puro and LED (collectively, “the Company”). The entities are related through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

Use of estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying values of cash and cash equivalents, trade receivables, accounts payable, and accrued expenses approximate fair values due to the short-term maturities of these instruments.

6

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

Cash and cash equivalents

The Company classifies highly liquid investments with original maturities of three months or less as cash and cash equivalents. Cash and cash equivalents are held in major financial institutions. Periodically, such balances may be in excess of federally insured limits. The Company has not incurred any losses related to these balances.

Concentration of risk

As of December 31, 2021, four customers represented approximately 34% of the Company’s total accounts receivable. During the year ended December 31, 2021, four customers represented approximately 40% of total revenues, and three domestic suppliers represented approximately 39% of total purchases. As of December 31, 2020, two customers represented approximately 40% of the Company’s total accounts receivable. During the year ended December 31, 2020, three customers represented approximately 23% of total revenues, and one domestic supplier represented approximately 33% of total purchases. As of September 30, 2022, four customers represented approximately 60% of the Company’s total accounts receivable. During the period ended September 30, 2022, three customers represented approximately 45% of total revenues and three domestic supplies represented approximately 23% of total purchases.

Trade receivables

Accounts receivable are stated at the invoice amount and are unsecured customer obligations that typically require payment within 30 to 60 days from the invoice date. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts, if necessary, to reflect management’s best estimates of amounts that may not be collectible. Management performs ongoing credit evaluation of its customers’ financial condition and monitors outstanding balances for collectability. As of December 31, 2021 and 2020, and September 30, 2022 the allowance for doubtful accounts was $342,241 and $275,000, and $389,624 respectively.

Inventory

Inventory consists of raw materials and finished goods and is stated at the lower of cost or net realizable value, determined using the last-in first-out (LIFO) method of valuation. The Company provides for a reserve for excess and obsolete inventory based on its best estimates of future product sales, customer demand patterns and its plan to transition its products. At December 31 2021 and 2020 and September 30, 2022, the inventory reserve was $100,621 and $0 and $100,621, respectively. The Company’s finished goods are produced by a contract manufacturer.

			(Unaudited)
	December 31, 2021	December 31, 2020	September 30, 2022
Raw Materials	$331,491	$216,298	$302,125
Finished goods	5,212,120	2,008,057	4,614,647
Reserves	(100,621)	—	(100,621)
Inventory, net	$5,442,990	$2,224,355	$4,816,151

Property and equipment

Property and equipment are stated at cost. Depreciation on purchased property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 2021 and 2020 and the nine-month periods ended September 30, 2022 and 2021 was $38,364 and $31,652, $32,548 and $26,934 respectively.

7

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

	December 31, 2021	December 31, 2020	(Unaudited) September 30, 2022
Leasehold Improvements	$12,890	$12,890	$12,890
Furniture and Equipment	210,011	200,306	211,048
Computer Software	24,256	23,716	24,256
Company Vehicles	79,518	32,117	79,518
Other Assets	656	656	655
	327,330	269,683	328,367
Less Accumulated Depreciation	(143,444)	(105,080)	(175,992)
Net Property and equipment	$183,886	$164,604	$152,375

Long-Lived Assets

Long-Lived Assets are reviewed for impairment whenever events or changes in circumstances indicate the that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the asset’s fair value.

In August of 2020, Puro Lighting signed a $2,000,000 license agreement with Violet Defense Group. The license was for patents related to a UVC surface disinfection technology. At the time of signing the license, Sars-Cov2 was considered a surface transmissible virus per the Center for Disease Control (CDC) and Word Health Organization (WHO). In December of 2020, the CDC announced that the virus was transmitting through airborne transmission, and Puro had to quickly shift its product offering to air disinfection technologies. The surface disinfection technology that had been licensed became irrelevant. Puro never utilized the license.

Accordingly, due to the CDC announcement in December 2020, it was determined that the license agreement was impaired.

Incentive Unit-Based Compensation

The Company accounts for incentive unit-based compensation in accordance with ASC 718, Compensation – Stock Compensation, which requires unit compensation awards to be accounted for using a fair value-based method. The Company amortizes unit-based compensation awards on a straight-line basis over the requisite service (vesting) period of the award, and fair value is based on the Black-Scholes Option Pricing Model. See Note 6 for further information.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. GAAP prescribes three levels of inputs may be used to measure fair value:

Level 1: Observable inputs, such as quoted prices in active markets for identical assets or liabilities to which the Company has access at a measurement date.

Level 2: Observable inputs other than Level 1 quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of t assets or liabilities.

8

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

Level 3: Unobservable inputs for which little or no market data, exists and for which the Company must develop its own assumptions regarding the assumptions that market participants would use in pricing the asset or liability, including assumption regarding risk.

The Company is required to disclose its estimate of the fair value of material financial instruments, including those recorded as assets or liabilities in its combined financial statements, in accordance with GAAP. At December 31, 2021 and 2020, no financial instruments (assets or liabilities) are measured at fair value on a recurring basis.

The fair value of the Company’s accounts receivable and accounts payable approximated fair value due to the short- term nature of those instruments. The fair value of the Company’s note payable approximates it carrying value as interest rates are reflective of market rates. See note 6 for further information on unit-based compensation measured at fair value at grant date.

Income Taxes

Puro and LED have elected to be treated as limited liability companies for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members and no provision for income taxes has been recorded in the accompanying financial statements.

The Company follows guidance of ASC-740, Accounting for Uncertainty in Income Taxes (“ASC 740”). ASC 740 prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.

If incurred, interest and penalties associated with tax positions are recorded in the period assessed as operating expense. No interest or penalties have been assessed to date. Tax years that remain subject to examination include 2014 and forward for state and federal tax reporting purposes.

Revenue recognition

Under the provisions of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”), revenues, net of refunds is reported at the amount that reflects the consideration the Company expects to receive for in exchange for those goods and services. The Company sells its products directly to consumers, retailers, and distributors.

The Company records revenue at the point in time when control passes to the customer, that is, when the customer has the ability to direct the use of the asset and has the ability to obtain substantially all of the remaining benefits from the asset, which is considered to have occurred upon shipment of the good to the customer. Customer payments received in advance of the performance obligation being satisfied are recorded as deferred revenue in the accompanying combined balance sheet.

Customer deposits received in advance of performance obligation are recorded as deferred revenue.

A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue as each performance obligation is satisfied. The Company’s contracts consist of a single performance obligation for which the transaction price for a given product sold is equivalent to the price quoted for the product, net of any stated discounts or allowances.

Revenues are recognized at the net consideration the Company expects to receive in exchange for the goods. The amount of net consideration recognized includes estimate of variable consideration, including allowances and returns. The Company’s historical rates of return are not significant, and, as a result, the Company does not record a reserve for returns at the time revenue is recognized.

9

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

Assurance warranty claims for the Company’s products are covered by the manufacture per each manufacturer’s respective warranty policies. Each warranty period is dependent on the manufacturer. Therefore, the Company is not liable for warranty claims from its customers.

The Company has elected to exclude from measurement of the transaction price all taxes (e.g., sales, use, value added, and certain excise taxes) that are assessed by a governmental authority in connection with a specific revenue-producing transaction ad collected by the Company from the customer. Accordingly, the Company recognizes revenue net of sales taxes.

The revenue and cost of shipping is recorded when control over the sale goods passes to the Company’s customers and is considered to be a contract fulfilment cost.

Applying the practical expedient in ASC 340-30-25-4, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred since the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs generally consist of sales commissions and are only payable when the associated revenue has been earned by the Company.

Revenue by product line is as follows:
	December 31, 2021	December 31, 2020	(Unaudited) September 30, 2022	(Unaudited) September 30, 2021
Smart Home Controls	$530,947	$935,855	$526,334	$384,295
Installation	1,380,064	1,107,723	1,944,909	928,899
LED Lighting	9,366,362	10,674,650	7,505,301	7,095,952
Surface Disinfection	696,513	10,799,110	627,691	631,661
Air Disinfection	3,618,248	—	3,451,270	2,735,121
Other	897,948	411,932	95,938	763,790
	$16,490,083	$23,929,270	$14,151,442	$12,539,718

Advertising costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 and the nine-month periods ended September 30, 2022 and 2021 was $549,399 and $383,436, $630,098 and $371,118 respectively.

Research and Development

Research and Development costs are expensed as incurred. Research and development expenses for the years ended December 31, 2021 and 2020 and the nine-month periods ended September 30, 2022 and 2021 was $500,062 and

$52,810, $421,374 and $375,040 respectively.

Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU No. 2016-02, which establishes a right-of-use (ROU) model that requires a lessee to record a right of use (ROU) asset and a lease liability on the balance sheet for most leases. In July 2018, the FASB issued ASU No. 2018-11, which amends the guidance to add a method of adoption whereby the issuer may elect to recognize a cumulative effect adjustment at the beginning of the period of adoption. ASU No. 2018-11 does not require comparative period financial information to be adjusted. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 defines a lease as a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. To determine whether a contract conveys the right to control the use of the identified asset for a period of time, the customer has to have both

10

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

(1) the right to obtain substantially all of the economic benefits from the use of the identified asset and (2) the right to direct the use of the identified asset, a contract does not contain an identified asset if the supplier has a substantive right to substitute such asset ("the leasing criteria"). The Company has determined that our real estate leases with terms in excess of one year and which do not include an option to purchase the underlying asset, meet the leasing criteria. On January 1, 2022, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby we elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. The Company elected to apply the transition provisions as of January 1, 2022, the date of adoption, and recorded lease ROU assets of $419,615 and related liabilities of $419,615 on our balance sheet related to our operating leases. The Company has no financing leases.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, which includes the Company’s accounts receivable, certain financial instruments and contract assets. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognitions of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2022, and requires a cumulative effect adjustment to the balance sheet as of the beginning of the first reporting period in which the guidance is effective.

Liquidity and Capital Resources

At December 31, 2021, the company had cash and cash equivalents of approximately $310,000, working capital of approximately $1,784,000 and an accumulated deficit of approximately $4,125,000. The Company incurred a loss from operations of approximately $2,332,000 and used cash from operations of $4,421,000 and $244,102 for the year ended December 31, 2021 and December 31, 2020 respectively.

At September 30, 2022, the Company had cash and cash equivalents of approximately $177,000, working capital of approximately negative $4,209,900 and an accumulated deficit of approximately $5,642,000. During the period ended September 30, 2022, the Company incurred a loss from operations of approximately $1,533,000 and used cash from operations of $1,388,000.

During the year ended December 31, 2021, the Company’s revenues had significantly declined primarily due to a shift in customer preferences in product offerings, from surface to air disinfection products.

In 2021, the Company borrowed $1,000,000 under and existing unsecured convertible promissory note with $500,000 of additional borrowings available in 2022. In January 2022, the Company entered into a new unsecured revolving convertible promissory note to borrow up to $1,000,000, which requires unpaid interest and principal due on January 2024.

In April of 2020, the Company applied for and received a Payroll Protection Plan (PPP) loan for the amount of $497,655. This amount was forgiven on February 4, 2021. An additional PPP loan was applied for and received in July 2021 for the amount of $630,677. This amount was also forgiven on October 20, 2021.

11

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

NOTE 3 – ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	December 31, 2021	December 31, 2020	(Unaudited) September 30, 2022
Accrued commissions	$136,693	$231,592	$77,566
Accrued trade payables and other	462,753	486,430	407,971
Accrued royalties	446,784	187,268	—
Accrued interest	148,750	26,250	277,083
Customer Deposits	516,758	869,799	602,441
Accrued sales tax liabilities	33,420	60,079	43,310
Total accrued expenses and other liabilities	$1,745,158	$1,861,418	$1,408,372

NOTE 4 - NOTES PAYABLE

On September 28, 2020 Puro entered into an unsecured convertible promissory note agreement which allows for total advances of $5,000,000. The initial borrowing totaled $3,500,000, which was the amount outstanding at December 31, 2020. An additional borrowing of $1,000,000 was made during 2021. The amount outstanding as of December 31, 2021 is $4,500,000. The final borrowing on the convertible note was issued in 2022 of $500,000. The amount outstanding as of September 30, 2022 is $5,000,000.

The note accrues interest at 3% per annum through the maturity date of September 28, 2023, or upon conversion of the note into equity. The entire principal amount plus interest is due upon maturity of the note.

The outstanding balance of principal and interest will automatically convert to preferred equity only upon a qualified preferred equity financing event, as defined. In the event of non-qualified preferred equity financing event, the holder of the note may elect to convert the outstanding balance of principal and interest to equity. The conversion price in both a qualified and non-qualified event is 75% of the issue price per unit in a future financing event. As the Company is privately held and its units are not readily convertible to cash, the embedded conversion feature does not qualify as a derivative. Further, as the beneficial conversion feature is contingent upon a future issuance of units, the beneficial conversion feature is not currently recorded and will be measured and recorded when the contingency is known and resolved.

On February 19, 2020, LED entered into a term loan to finance a vehicle. The initial amount of the loan was $32,116, with $22,749 and $27,656 due at December 31, 2021 and 2020 respectively. The loan accrues interest at 7.99% annually through the maturity date of February 19, 2026. The balance outstanding as of September 30, 2022 is $18,735.

On December 6, 2021, LED entered into term loan to finance a delivery vehicle. The initial amount of the loan was

$41,401 with $40,021 due at December 31, 2021. The loan accrues interest at 5.99% annually through the maturity date of December 6, 2026. The balance outstanding as of September 30, 2022 is $28,437.

LED also has access to a line of credit through Chase Bank. Management has classified this as a note payable, with

$1,750,000 and $1,573,919 payable as of December 31 2021 and 2020, respectively. The balance as of September 30, 2022 is $1,728,474. The line of credit is due on demand.

In 2020, Puro entered into an exclusive license agreement with Violet Defense, LLC for its surface UV disinfection product in the U.S. market. The license agreement included an inception fee of $2,000,000, due and payable in four equal installments from September 2020 to March 2022. Although it was deemed by the end of 2020 that the license would not be used, it did not alleviate Puro from the inception fee liability. The amounts payable at December 31 2021 and 2020 were $500,000 and $1,500,000, respectively. As of September 30,2022, there was no balance payable. The present value of the inception fee liability at the execution date was de minimis.

12

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

On May 26, 2017, LED entered into a loan with Chase Bank for the purchase of operating equipment. The initial amount of the loan was $130,000, with $15,747, $49,492, and $0 payable at December 31, 2021 and 2020 and September 30, 2022, respectively. The loan accrues interest at 5.99% annually through the maturity date of May 26, 2023.

On April 26, 2022, LED entered into a 3 year contract with NetSuite to finance the software renewal. The financing was funded by Wells Fargo Equipment Finance Inc. The initial amount of the loan was $225,322 with $225,322 payable as of the period ending September 30, 2022. This loan included deferred payments until November 2022 and is an interest free loan.

Term loans as of December 31, were as follows:

			(Unaudited)
	2021	2020	September 30, 2022
Violet Defense	$500,000	$1,500,000	$—
Chase Bank Line of Credit	1,750,000	1,573,919	1,728,474
Chase Bank Equipment Loan	15,747	49,492	—
Ally Bank auto loan	22,749	27,656	18,735
Ally Bank auto loan	40,021	—	28,437
Convertible Note - Acuity Brands	4,500,000	3,500,000	5,000,000
NetSuite Financed Software	—	—	225,323
Total term loans payable	6,828,518	6,651,067	7,000,969
Less current portion	(2,285,445)	(2,613,016)	(5,013,633)
	$4,543,073	$4,038,051	$1,987,336
Maturities on notes payable are as follow s:
Year ending December 31, 2021	$—	$2,613,016	$—
Year ending December 31, 2022	2,285,445	521,100	1,754,415
Year ending December 31, 2023	4,513,633	3,505,353	5,103,762
Year ending December 31, 2024	13,633	5,353	103,762
Year ending December 31, 2025	13,633	5,353	36,855
Year ending December 31, 2026	2,174	892	2,175
	$6,828,518	$6,651,067	$7,000,969

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space under a non-cancellable operating lease which expires in 2023. The Company adopted ASC 842 on January 1, 2022 using the modified retrospective transition method.

The Company has entered into leases for various facilities and determines if an arrangement is a lease at inception. Operating leases are included in Right-of-Use (ROU) assets, and lease liability obligations in the combined balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liability obligations represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company used the risk-free rate based on the information available at commencement date in determining the present value of lease payments. The Company will use the implicit rate when readily determinable. The ROU asset also includes any lease payments made and excludes lease incentives and lease direct costs. The lease terms may include options to extend or terminate the lease. Such extended terms have been considered in determining the ROU assets and lease liability obligations when it is reasonably certain that we will exercise that option. Lease expense is recognized on a straight-line basis over the lease term.

13

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

Right of use assets, net	$258,274
Lease liability obligations, current	$207,351
Lease liability obligations, less current portion	50,934
Total lease liability obligations	$258,285
Weighted-average remaining lease term	1.96 years
Weighted-average discount rate	0.77%

Operating lease costs for the nine months ended September 30, 2022 were as follows:

Components of lease expense:

Operating lease cost	$163,348

The Company leases facilities which requires monthly base rent ranging from $17,156 to $17,827 through December 2023.

The Company’s future minimum rental commitments are as follows:

2022	$53,991
2023	204,293
Lease Liability	$258,285
Less interest	(1,325)
Present value of lease liabilities	$256,960

Rent expense during the years ended December 31, 2021 and 2020 and the period ended September 30, 2022 and 2021 was $233,452 and $208,577, $183,246 and $174,827 respectively.

During the year ended December 31, 2020, the Company’s goods were produced by Violet Defense LLC (“Violet Defense”). The Company ceased using Violet Defense in 2021 for its contract manufacturing services.

Legal Matters – The Company can be subject to various claims and legal matters in the ordinary course of business. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition of the Company.

The Company retains surety bonds to secure performance on its projects with Siemens Industry at their Sterling Ranch, Colorado development. Open bonds values as of December 31, 2021, 2020 and September 30, 2022 are $429,295, $54,099, and $789,365 respectively.

14

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

NOTE 6 – MEMBERS’ (DEFICIT) EQUITY

Operating Agreement

Puro was formed on March 23, 2020 through a contribution of intellectual property from certain members of LED Supply, LLC, a related party through common ownership, in exchange for 8,400,000 Voting Common Units. The carrying value of the assets contributed was recorded at historical cost, which was determined to be de minimis. Further, at formation, the Company issued 1,650,300 Non-Voting Common Units to other parties for $1,600,000. The Company is authorized to issue 10,000,000 Voting Common Units and 10,000,000 Non-Voting Common Units.

As of December 31, 2021 and 2020, and the period ending September 30, 2022 there were 8,400,000 and 1,650,000 Voting Common Units and Non-Voting Common Units issues and outstanding, respectively. The operating agreement restricts the transfer of units without the prior written consent of the Board.

LED was formed on April 8, 2010 through a contribution of $127,000 from founding members in exchange for 100 Voting Common Units. In 2022, the founding members contributed an additional $200,000 of capital to the business.

Equity Incentive Plan

On December 1, 2020, Puro adopted and Equity Incentive Plan (the “Plan”). The Plan provides for the grant of Profit Interests Awards, which is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in the value of the Company.

The Company is authorized to issue 500,000 Profits Interests Awards, as defined in the Plan agreement. During the years ended December 31, 2021 and 2020 and the period ended September 30, 2022, the Company granted 85,000 and 101,000, and 29,500 respectively, Profit Interests Awards to key employees of the Company, which vest over a period of three to four years. The Company estimated the grant date fair value on the Black-Scholes pricing model to treat equity securities as call options on the enterprise value of the Company.

Significant inputs in the Black-Scholes pricing model for expected volatility, expected holding period and risk-free rate used in estimate the fair value is noted below:

			(Unaudited)
	December 31, 2021	December 31, 2020	September 30, 2022
Expected volatility	75%	50%	10%
Expected term in years	4	5	1
Risk free rate	1.12%	0.36%	1.12%
Dividend yield	0.00%	0.00%	0.00%

The Company uses the volatility of peer group public companies to estimate the volatility assumptions. The expected term is an expected holding period until a liquidity event. The Company bases the risk-free interest rate on the U.S. Treasury yield curve in effect at the time of grant.

15

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

A summary of unvested Profits Interests Awards is presented below:

	Units	Weighted Average Grant Date Fair Value
Balance, January 1, 2020	—	—
Granted	101,000	$0.50
Forfeited	—	—
Vested	(21,250)	0.50
Balance, December 31, 2020	79,750	$0.50
Granted	85,000	0.53
Forfeited	—	—
Vested	(25,250)	0.50
Balance, December 31, 2021	139,500	$0.52
Granted	29,500	0.53
Forfeited	(2,500)	0.53
Vested	(18,938)	0.50
Balance, September 30, 2022	147,562	$0.52

For the year ended December 31, 2020, the Company determined that compensation costs related to vested Profit Interests Awards were de minimis, therefore, no compensation expense had been- recorded. The Company recorded compensation cost of $20,365 for the year ended December 31, 2021, using a straight-line basis over the period of service. Total unrecognized compensation cost as of December 31, 2021 is approximately $75,000, which is expected to be recognized over a weighted average period of approximately 3 years. Unit Based Compensation expense for the periods ended September 30, 2022 and 2021 was $18,936 and $15,274 respectively.

NOTE 7 – DEFINED CONTRIBUTION PLAN

The Company has established a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain contributions to the 401(k) plan. The Company made contributions of $32,218, $24,563, $21,568, and $25,030 to the 401(k) plan during each of the years ended December 31, 2021 and 2020, and the periods ending September 30, 2022 and 2021 respectively.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company rents a facility in Colorado from Stern Lawrence, LLC, a related party with common ownership. Rent payments for the years ended December 31, 2021 and 2020 and the period ended September 30, 2022 were $204,000, $180,000, and $153,000 respectively.

From time to time, the members of the Company have advanced funds to the Company to cover short term cash needs. These notes accrue interest at 5% annually with payments due when the members call for them. The amounts payable at December 31, 2021 and 2020 and the period ended September 30, 2022 are $83,782 and $158,164, and $61,493 respectively. The amount of interest accrued for the notes at December 31, 2021 and 2020 and the period ended September 30, 2022 was $5,076 and $15,368, and $3,005 respectively.

In January 2022, the company entered into a new unsecured revolving convertible promissory note to borrow up to $1,000,000. The note accrues interest at 4% per annum through the maturity date in January 2024, or upon conversion of the note into equity. The entire principal balance plus interest is due upon maturity of the note. This note is from an existing member of the Company. Accrued interest on the note as of September 30, 2022 is $18,333.

16

(All information related to the nine-month periods ending September 30th, 2022 and 2021 is unaudited)

NOTE 9 – PAYROLL PROTECTION PLAN LOANS

On April 16, 2020, LED received a loan in the amount of $497,655 under the Payroll Protection Program (PPP Loan). The loan accrues interest at a rate of 1% and has an original maturity date of two years which can be extended to five years by mutual agreement of the Company and the lender. For the year ended December 31, 2020, this loan is recorded on the balance sheet a current liability. On February 4, 2021, LED received a second PPP loan in the amount of $630,677, with terms equal to those of the April 16, 2020 loan. Under the requirements of the CARES Act, as amended by the PPP Flexibility Act and Consolidated Appropriations Act, 2021, proceeds may only be used for the Company’s eligible payroll costs (with salary capped at $100,000 on an annualized basis for each employee), or other eligible costs related to rent, mortgage interest utilities, covered operations expenditures, covered property damage, covered supplier costs, and covered worker protection expenditures, in each case paid during the 24-week period following disbursement.

LED is following the provisions of ASC 405-20-1 which states a debtor shall derecognize a liability if and only if it has been extinguished. A liability has been extinguished if either of the following conditions are met:

•	The debtor pays the creditor and is relieved of its obligation for the liability.
•	The debtor is legally released from being the primary obligor under the liability, either judicially or by the creditor.

Accordingly, as LED acted in compliance with the PPP program and received full forgiveness of the $497,655 amount on July 26, 2021, and for the $630,677 amount on October 20, 2021. The total forgiven amount of $1,128,332 is recorded on the income statement as other income for the year ended December 31, 2021.

NOTE 10 - CHANGE OF OWNERSHIP

On January 26th, 2023, the members of Puro and LED sold their respective memberships interests to Applied UV, Inc.

NOTE 11– SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 2nd, 2023, which is the date the combined financial statements were available to be issued.

17